Pospectus Supplement No. 1                      Filed Pursuant To Rule 424(b)(3)
To Prospectus Dated November 17, 1999                 Registration No. 333-90011


                                 C-COR.net CORP.

                        1,794,802 Shares of Common Stock


     This Prospectus Supplement supplements information contained in that certain Prospectus of C-COR.net Corp. (the "Company") dated November 17, 1999, relating to the resale by the selling shareholders listed therein of shares of Common Stock, par value of $0.10 per share (the "Common Stock"), of the Company. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

     The section entitled "SELLING SHAREHOLDERS," beginning on page 14 of the Prospectus is amended to restate the information with respect to James T. Chang. The information set forth below replaces the information in the Prospectus.

                                                      Securities Owned                                 Securities Owned
                                                      Prior to Offering                                 After Offering
                                    ---------------------------------------------------        --------------------------------
                                                          Shares of                              Number of
                                      Shares of         Common Stock        Percent of           Shares of          Percent of
Name of Selling Shareholder         Common Stock       Offered Hereby      Common Stock        Common Stock        Common Stock
--------------------------------    ------------       --------------      ------------        ------------        ------------

James T. Chang..................        2,735                2,735               *                     0                 *

-----------------------
*Less than one percent.


                  --------------------------------------------

     AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.

                  --------------------------------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is December 3, 1999.